UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Zenvia Inc.

(Exact name of registrant as specified in its charter)

The Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Avenida Paulista, 2300, 18th Floor, Suites 182 and 184 São Paulo, São Paulo, Brazil (Address of principal executive offices)	01310-300 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common shares, par value US$0.00005 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-255269

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are Class A common shares, par value US$0.00005 per share (the “Class A Common Shares”), of Zenvia Inc. (the “Registrant”). For a description of the Class A Common Shares to be registered hereunder and all relevant tax matters, reference is made to the information under the heading “Description of Share Capital” and “Certain Tax Considerations,” respectively, in the prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-255269), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 16, 2021, as subsequently amended, together with the respective descriptions set forth under such headings included in any amendment thereto (including, without limitation, any post-effective amendment filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) and in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b), and such description shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Zenvia Inc.

Date: July 19, 2021

By:	/s/ Cassio Bobsin
Name: Cassio Bobsin
Title: Chief Executive Officer